UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2008
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.
     On August 21, 2008, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Third Amendment, dated as of August 19, 2008, to its Amended and Restated Credit Agreement (as amended to date, the “Credit Agreement”) with Union Bank of California, N.A. (the “Bank”). Under the terms of the Third Amendment, the amount of credit available to the Registrant under its revolving line of credit with the Bank was increased from $35,000,000 to $40,000,000. The Third Amendment also increased the minimum EBITDA covenant. A copy of the Third Amendment and the related revolving note are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Third Amendment to Amended and Restated Credit Agreement, dated as of August 19, 2008, between Motorcar Parts of America, Inc. and Union Bank of California, N.A.

99.2	Revolving Note, dated as of August 19, 2008, executed by Motorcar Parts of America, Inc. in favor of Union Bank of California, N.A.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: August 21, 2008	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

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EXHIBIT INDEX

99.1	Third Amendment to Amended and Restated Credit Agreement, dated as of August 19, 2008, between Motorcar Parts of America, Inc. and Union Bank of California, N.A.

99.2	Revolving Note, dated as of August 19, 2008, executed by Motorcar Parts of America, Inc. in favor of Union Bank of California, N.A.

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